UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2021

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On November 1, 2021, Asbury Automotive Group, Inc. (the “Company”) issued a press release announcing the commencement, subject to market and other conditions, of an underwritten public offering of 3,300,000 shares of its common stock (the “Common Stock Offering”) pursuant to a shelf registration statement effective November 1, 2021. In connection with the Common Stock Offering, the Company also intends to grant the underwriters a 30-day option to purchase up to an additional 495,000 shares of common stock from the Company. The Company intends to use the proceeds from the Common Stock Offering, together with the proceeds of the concurrent offering of Senior Notes due 2029 and Senior Notes due 2032 (collectively, the “Notes Offering”), additional borrowings and cash on hand to (i) fund, if consummated, the acquisition of substantially all of the equity interests of, and the real property (the “Real Estate Business”) related to, the businesses of the Larry H. Miller Dealerships and Total Care Auto Powered by Landcar (“TCA Insurance Business”) pursuant to (x) the Purchase Agreement, dated September 28, 2021, by and among the Company and certain members of the Larry H. Miller Dealership family of entities (the “Dealership Entities”); (y) the Real Estate Purchase and Sale Agreement (“Real Estate Purchase Agreement”) dated September 28, 2021, by and between the Company and the Miller Family Real Estate, L.L.C.; and (z) the Purchase Agreement, dated September 28, 2021, by and among the Company and certain equity owners (the “TCA Entities”) of the TCA Insurance Business and related agreements and transactions (collectively, the “LHM Acquisition”), (ii) pay fees and expenses related to the foregoing and (iii) to use the balance of the proceeds, if any, for general corporate purposes, including other dealership acquisitions or capital investments.

A copy of the press releases announcing the Common Stock Offering and Notes Offering are furnished herewith as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

The Company expects to disclose certain supplemental information concerning the Company in a preliminary offering memorandum and marketing materials that is being disseminated in connection with the Notes Offering. The supplemental information included in the preliminary offering memorandum and marketing materials, certain of which has been previously reported, is set forth in Exhibit 99.1 and incorporated herein by reference, including, but not limited to, with respect to the following:

•	certain summary historical consolidated financial information of the Company and unaudited pro form condensed combined financial information with respect to the LHM Acquisition;

•	certain information regarding recent acquisitions and dispositions;

•	certain expected sources and uses of proceeds in connection with the LHM Acquisition;

•	and certain risk factors.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 1, 2021, related to the Common Stock Offering

99.2	Press Release, dated November 1, 2021, related to the Notes Offering

99.3	Excerpts from Preliminary Offering Memorandum

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: November 1, 2021	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, Chief Legal Officer & Secretary